United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02 to the extent required herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2024, iCoreConnect Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders in a virtual format (the “Meeting”), at which the Company’s stockholder of record voted on the proposals set forth below, each of which is described in detail in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2024, which was first mailed by the Company to its stockholders on or about May 13, 2024.

As of April 2, 2024, the record date for the Meeting, there were 10,150,753 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issued and outstanding and entitled to vote at the Meeting. A total of 6,580,020 shares of the Common Stock, representing approximately 64.82% of the issued and outstanding shares of the Common Stock, were present in person by virtual attendance or represented by proxy at the Meeting, constituting a quorum for the Meeting. The final voting results for each proposal submitted to the stockholders of record of the Company at the Meeting are included below.

Each of the proposals described below, with the exception of Proposal 9, was approved by the Company’s stockholders of record.

Proposal 1:

Election of Directors:    The four nominees named in the Proxy Statement were elected to serve a one-year term ending at the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, based upon the following votes:

Election of Directors	For	Votes Withheld
Robert McDermott	4,070,736	217,217
Kevin McDermott	4,022,301	265,652
John Pasqual	4,054,766	233,187
Harry Travis	3,828,424	459,529

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Proposal 2:

To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions
6,305,291	250,933	23,796

Proposal 3:

The approval of certain amendments to and to increase the available number of shares allowable for issue under the 2023 Stock Plan.

For	Against	Abstentions
4,010,188	277,716	49

Proposal 4:

For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 2,500,000 shares of Company common stock upon the conversion of certain convertible promissory notes and upon the exercise of certain warrants issued in private placements.

For	Against	Abstentions
4,154,171	119,293	14,489

Proposal 5:

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of all of the shares of Company common stock upon conversion of the Notes (as defined in the proxy statement for the annual meeting) without regard to any limitations on conversion set forth in the Notes and assuming all Notes have been issued and all adjustments with respect to such issuances that shall have been made to the Notes, including but not limited to the issuance of more than 20% of the Company’s issued and outstanding common stock on the date of the respective Notes.

For	Against	Abstentions
4,111,118	162,744	14,091

Proposal 6:

The approval, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of more than 20% of the company’s issued and outstanding common stock.

For	Against	Abstentions
4,096,054	189,038	2,861

Proposal 7:

The approval of the amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock.

For	Against	Abstentions
6,147,378	431,185	1,457

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Proposal 8:

The approval of the amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares.

For	Against	Abstentions
6,015,016	563,572	1,432

Proposal 9:

The approval of the amendment to the Company’s amended and restated certificate of incorporation to remove the requirement for a majority vote of the Company’s voting power.

For	Against	Abstentions
4,039,441	244,523	3,989

Proposal 10:

The approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, Proposal 8 or Proposal 9.

For	Against	Abstentions
6,020,929	553,145	5,946

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation of iCoreConnect, dated May 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: May 31, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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